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                                                                     EXHIBIT 4.2

                               WARRANT CERTIFICATE

         THE SECURITIES EVIDENCED HEREBY ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE WARRANT AGREEMENT.

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                                   AKORN, INC.

                                  ____ WARRANT

No. ___

                        WARRANTS TO PURCHASE COMMON STOCK

         This certifies that ________ or its registered assigns, is the owner of _____ Warrants, each of which represents the right to purchase from Akorn, Inc., a Louisiana corporation (the "Company"), at any time beginning October 7, 2003 and prior to the Expiration Date (as defined in the Warrant Agreement referred to below), one share of the common stock, no par value per share, of the Company (the "Common Stock") at a per share exercise price (the "Exercise Price") equal to $____ (subject to adjustment as provided in the Warrant Agreement), upon surrender hereof at the Company, with the Subscription Form on the reverse hereof duly executed with simultaneous payment in full by wire transfer of immediately available funds or by certified or official bank or bank cashier's check payable to the order of the Company. At any time on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day (as defined in the Warrant Agreement); provided that the Holders of Warrants shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides.
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         This Warrant Certificate is issued under and in accordance with a
Warrant Agreement dated as of October 7, 2003 (the "Warrant Agreement"), between the Company and _____________, and is subject to the Articles of Incorporation of the Company and to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. The terms of the Warrant Agreement and the Registration Rights Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement and the Registration Rights Agreement contained in this Warrant Certificate is subject to and qualified in its entirety by express reference to the Warrant Agreement and the Registration Rights Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Warrant and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern. All terms used in this Warrant Certificate that are defined in the Warrant Agreement and the Registration Rights Agreement shall have the meanings assigned to them in such agreements.

         This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person or unless such date is extended as provided in the Warrant Agreement.

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         The Warrant Agreement and the Warrants shall be governed by the laws of the State of New York. The Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

                                                  AKORN, INC.

                                                  By: _________________________
                                                  Name:
                                                  Title:

Dated: October 7, 2003

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                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

To: Akorn, Inc.
    2500 Millbrook Drive
    Buffalo Grove, Illinois 60089
    Telecopier No.: (847) 279-6191

Attention: Jerry Ellis

         The undersigned irrevocably exercises ________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $ _______ (such payment being in cash or by certified or official bank or bank cashier's check payable to the order or at the direction of Akorn, Inc. or pursuant to a Cashless Exercise on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement referred to herein) and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the common stock, no par value per share, of Akorn, Inc. (the "Common Stock") deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated: _______                             ________________________________
                                           (Signature of Owner)

                                           ________________________________
                                           (Street Address)

                                           ________________________________
                                           (City)     (State)    (Zip Code)

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                                 ASSIGNMENT FORM

         The undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s): _____________________________________
Address: ____________________________________________________
No. of Warrants: ____________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint the Secretary of Akorn, Inc. the undersigned's attorney to make such transfer on the books of Akorn, Inc. maintained for the purposes, with full power of substitution in the premises.

In connection with any transfer of Warrants, the undersigned confirms that the transfer of the Warrants is exempt from registration under the Securities Act of 1933, as amended, and that the Assignee(s) is the Initial Holder or an Affiliate of the Initial Holder. The undersigned understands that the Company shall not be obligated to register the Warrants in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated: _______
                                           ________________________________
                                           (Signature of Owner)

                                           ________________________________
                                           (Street Address)

                                           ________________________________
                                           (City)     (State)    (Zip Code)